SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 14, 2002

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other	(Commission File No.)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

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Item 5. Other Events.

     On May 14, 2002, Connetics Corporation entered into a license and development agreement with Yamanouchi Europe B.V. pursuant to which Connetics has licensed Velac® gel (a combination of 1% clindamycin and 0.025% tretinoin) from Yamanouchi Europe B.V. Under the terms of the license agreement, Connetics will pay Yamanouchi an initial licensing fee, milestone payments and a royalty on product sales. Connetics will be responsible for most product development activities and costs.

     A copy of the press release announcing this transaction is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements, ProForma Financial Information and Exhibits.

     (c)  Exhibits.

99.1	Press Release dated May 14, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:	/s/ Katrina J. Church Katrina J. Church Executive Vice President, Legal Affairs and General Counsel

Date:   May 24, 2002

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 14, 2002